Contact:	Doug Guarino	Director of Corporate Relations	781-647-3900
	Christopher Lindop	Chief Financial Officer

INVERNESS MEDICAL INNOVATIONS ANNOUNCES
FIRST QUARTER 2005 RESULTS

WALTHAM, MA…April 28, 2005…Inverness Medical Innovations, Inc. (AMEX: IMA), a leading manufacturer and marketer of rapid diagnostic products for the consumer and professional markets, today announced its financial results for the quarter ended March 31, 2005.

For the first quarter of 2005, Inverness Medical Innovations reported an adjusted cash basis net loss of $3.8 million or $0.18 per share, after a charge of $4.25 million or $0.20 per diluted share related to its previously disclosed legal settlement with Princeton BioMeditech Corporation, compared to adjusted cash basis net income of $1.6 million or $0.08 per diluted share in the first quarter of 2004.  The net loss available to common stockholders prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) was $8.1 million, or $0.39 per common share, in the first quarter of 2005 compared to a net loss available to common stockholders of $4.4 million, or $0.23 per common share, for the first quarter of 2004.

The Company’s GAAP results for the first quarter of 2005 include amortization of $2.8 million and a $1.6 million charge for a product recall at our ABI subsidiary, and its GAAP results for the first quarter of 2004 include amortization of $2.5 million, a $3.5 million write off of deferred debt origination costs and non-cash discounts and redemption interest related to redeemable convertible preferred stock of $749,000.  These amounts have been excluded from the adjusted cash basis net loss or income per common share for the respective quarters.

In the first quarter of 2005, the Company recorded adjusted net revenues of $91.9 million compared to net revenues of $90.7 million in the first quarter of 2004. GAAP net revenues of $91.6 million in the first quarter of 2005 were impacted adversely by a $300,000 charge related to the product recall referenced above.

A detailed reconciliation of the Company’s adjusted cash basis net income or loss, which is a non-GAAP financial measure, to net income or loss under GAAP is included in the schedules to this press release.

The Company will host a conference call beginning at 8.30 a.m. (Eastern Time) today, April 28, 2005, to discuss these results as well as other corporate matters.  During the conference call, the Company may answer questions concerning business and financial developments and trends and other business and financial matters, including our announced settlement with Quidel and the product recall referred to above.  The Company’s responses to these questions, as well as other matters discussed during the conference call, may contain or constitute information that has not been previously disclosed.

The conference call can be accessed by dialing 973-935-2401 (domestic and international), an access code is not required, or via a link on the Inverness website at www.invernessmedical.com.  It is also available via link at http://orion.calleci.com/servlet/estreamgetevent?id=4955&folder=webstream using Real Player or via link at http://orion.calleci.com/servlet/estreamgetevent?id=4957&folder=webstream using Windows Media.  A telephone replay of the call will be available by dialing 973-341-3080 (domestic and international) with an access code of 5983843.  That replay will be available until 12:00 midnight (Eastern Time) on May 1, 2005.  An on demand webcast of the call will be available at the Inverness website (www.invernessmedical.com/News.htm) two hours after the end of the call and will be accessible for 12 months.  Additionally, reconciliations to non-GAAP financial measures not included in this press release that may be discussed during the call will also be available at the same website beginning shortly before the conference call and will continue to be available on this website for 12 months.

For more information about Inverness Medical Innovations, please visit our website at www.invernessmedical.com.

Inverness Medical Innovations is a leading global developer of advanced diagnostic devices and is presently exploring new opportunities for its proprietary electrochemical and other technologies in a variety of professional diagnostic and consumer-oriented applications including immuno-diagnostics with a focus on women’s health and cardiology.  The Company’s new product development efforts, as well as its position as a leading supplier of consumer pregnancy and fertility/ovulation tests and rapid point-of-care diagnostics, are supported by the strength of its intellectual property portfolio.  The Company is headquartered in Waltham, Massachusetts.

Source: Inverness Medical Innovations

Inverness Medical Innovations, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations and

Reconciliation to Non-GAAP Adjusted Cash Basis Amounts

(in $000s, except per share amounts)

	Three Months Ended March 31, 2005					Three Months Ended March 31, 2004
					Non-GAAP					Non-GAAP
					Adjusted					Adjusted
			Non-GAAP		Cash			Non-GAAP		Cash
	GAAP		Adjustments		Basis (a)	GAAP		Adjustments		Basis (a)

Net revenues	$91,612		$300	(b)	$91,912	$90,701		$—		$90,701
Cost of sales	59,716		(2,924	)(b) (c)	56,792	53,792		(1,455	)(c)	52,337
Gross profit	31,896		3,224		35,120	36,909		1,455		38,364
Gross margin	35%				38%	41%				42%

Operating expenses:
Research and development	7,232		(276	)(c)	6,956	7,423		(157	)(c)	7,266
Selling, general and administrative	31,145		(902	)(c)	30,243	25,671		(853	)(c)	24,818
Total operating expenses	38,377		(1,178)		37,199	33,094		(1,010)		32,084
Operating income	(6,481)		4,402		(2,079)	3,815		2,465		6,280
Interest and other income (expense), net	(101)		—		(101)	(7,323)		3,538	(d)	(3,785)
Income tax provision	1,513		93	(e)	1,606	163		697	(e)	860
Net (loss) income	$(8,095)		$4,309		$(3,786)	$(3,671)		$5,306		$1,635

Non-cash amortization of discounts and dividends on preferred stock	—				—	(749)		749		—	(g)
Net (loss) income available to common stockholders - basic and diluted	$(8,095)				$(3,786)	$(4,420)				$1,635

Net (loss) income per common share:
Basic	$(0.39)				$(0.18)	$(0.23)				$0.09
Diluted	$(0.39	)(f)			$(0.18)	$(0.23	)(f)			$0.08	(g)

Weighted average shares - basic	20,942				20,942	19,216				19,216
Weighted average shares - diluted	20,942	(f)			20,942	19,216	(f)	1,567	(h)	20,783	(h)

(a) In calculating net income or loss on an adjusted cash basis, the Company excludes from net income or loss (i) non-cash charges including amortization expense, (ii) non-recurring charges and income, and (iii) certain other charges and income that have a significant positive or negative impact on results yet do not occur on a consistent or regular basis in its business.  In determining whether a particular item meets one of these criteria, management considers facts and circumstances that it believes are relevant.  Management believes that excluding such charges and income from income or loss allows investors and management to evaluate and compare the Company’s operating results from continuing operations from period to period in a meaningful and consistent manner.  It should be noted that “net income or loss on an adjusted cash basis” is not a standard financial measurement under accounting principles generally accepted in the United States of America (“GAAP”) and should not be considered as an alternative to net income or loss or cash flow from operating activities, as a measure of liquidity or as an indicator of operating performance or any measure of performance derived in accordance with GAAP.

(b) Product recall charge of $1.6 million in the first quarter of 2005, including $1.3 million charged to cost of sales in the first quarter of 2005 GAAP results, which constitutes a charge having a significant negative impact on result yet does not occur on a consistent or regular basis in our business.

(c) Amortization expense of $2.8 million and $2.5 million in the first quarter of 2005 and 2004 GAAP results, respectively, including $1.6 million and $1.5 million charged to cost of sales in the respective quarters.

(d) Write off of debt origination costs upon early extinguishment of related debt, which constitutes a charge having a significant negative impact on result yet does not occur on a consistent or regular basis in our business.

(e) Tax effect on adjustments as discussed above in notes (b), (c) and (d).

(f) For the three months ended March 31, 2005 and 2004, potential diluted shares were not used in the calculation of diluted loss per share under GAAP because inclusion thereof would be antidilutive.

(g) In addition to the non-cash and non-recurring and other charges or income listed above, the diluted net income or loss per common share on an adjusted cash basis excludes amortization of non-cash discounts and redemption interest on preferred stock which are included in net income or loss per common share calculated in accordance with GAAP.  There were no charges for non-cash discounts and redemption interest on preferred stock during the three months ended March 31, 2005.  The charges for non-cash discounts and redemption interest on preferred stock that are excluded above totaled $749,000, or $0.04 per dilutive common share, for the three months ended March 31, 2004.  Because all issued preferred stock have been converted into common stock on January 14, 2004, such shares have been included in basic and diluted weighted average share calculations subsequent to that date.  There will be no amortization of non-cash discounts and redemption interest in future periods, that would reduce net income or increase net loss available to common stockholders.

(h) Included in the weighted average dilutive common shares for the calculation of net income or loss per common share on an adjusted cash basis for the three months ended March 31, 2004 are dilutive shares consisting of 998,000 common stock equivalent shares from the potential exercise of stock options and warrants and 569,000 shares of unvested restricted stock.  However, 344,000 shares issuable for convertible debt are not included in the calculation of diluted net income or loss per common share on an adjusted cash basis because inclusion thereof, together with the reversal of related redemption interest as if such securities were converted at the beginning of the period, would be antidilutive.

Inverness Medical Innovations, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(in $000s)

	March 31,	December 31,
	2005	2004
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$33,667	$16,756
Accounts receivable, net	57,814	61,347
Inventories	65,437	60,143
Prepaid expenses and other current assets	17,089	12,420
Total current assets	174,007	150,666

PROPERTY, PLANT AND EQUIPMENT, NET	69,244	66,780
GOODWILL AND OTHER INTANGIBLE ASSETS, NET	418,227	339,704
DEFERRED FINANCING COSTS AND OTHER ASSETS, NET	10,129	10,028
Total assets	$671,607	$567,178

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Current portion of notes payable	$821	$555
Other current liabilities	101,759	84,231
Total current liabilities	102,580	84,786

LONG-TERM LIABILITIES:
Notes payable, net of current portion	212,627	190,669
Other long-term liabilities	33,447	18,850
Total long-term liabilities	246,074	209,519

REDEEMABLE CONVERTIBLE PREFERRED STOCK	—	—
TOTAL STOCKHOLDERS’ EQUITY	322,953	272,873
Total liabilities and stockholders’ equity	$671,607	$567,178